CONSENT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 Amendment No. 1 (No. 333-51074) of Commonwealth Biotechnologies, Inc. of our report dated January 23, 2004, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Form 10-KSB.

We also consent to the reference to us under the caption “Experts” in the Registration Statement

BDO Seidman, LLP

Richmond, Virginia

April 23, 2004